Date:      May 11, 2001

To:        Chris Winters
           Chugach Electric Association, Inc
           5601 Minnesota Drive
           Anchorage AK 995196300
           Telephone: (310) 312-9507
           Telecopier: (310) 312-9508

From:      Lehman Brothers Financial Products Inc.
           1 World Financial Center
           New York, NY 10285

           Chris Fonte (Documentation Contact)
           Telephone: (646) 836-2016
           Telecopier: (201) 524-2080

SUBJECT: Transaction Reference No: 168532 (22799/166793P)

This is to confirm the termination of the Swap transaction between Lehman Brothers Financial Products Inc. ("Party A") and Chugach Electric Association, Inc ("Party B") entered into on March 17, 1999 with a Notional Amount of USD 18,700,000 and a Termination Date of February 13, 2002 (the "Swap Transaction").

1. Notwithstanding anything to the contrary in the communication dated March 17, 1999 this will confirm our agreement on May 11, 2001 to terminate the Swap Transaction upon payment on May 15, 2001, (the "Effective Termination Date") by Party A to Party B in the amount of USD 10,000 (the "Termination Amount").

2. Upon receipt of the Termination Amount by Party B the rights and obligations of Party A and Party B under the Swap Transaction shall be terminated, except in respect of any amounts which have become due and remain unpaid on the Effective Termination Date.

3. This Termination Agreement constitutes the entire agreement and understanding of the parties with respect to the termination of the Swap Transaction.

4. This Termination Agreement shall be governed by and construed in accordance with the laws of The State of New York, without reference to choice of law doctrine.

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to this Transaction by signing in the space provided below and sending a copy of the executed Confirmation by fax (201-524-2080) to the Confirmation Group at Lehman Brothers Financial Products Inc.


Yours faithfully

Lehman Brothers Financial Products Inc.

/s/ Diana Nottingham

Diana Nottingham
Authorized Signatory

Agreed and accepted by:
Chugach Electric Association, Inc




By:      /s/ Evan J. Griffith

         Name: Evan J. Griffith
         Title: Executive Manager, Finance & Energy Supply